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                                                                    EXHIBIT 10.2


                                    THQ INC.
            SECOND AMENDED AND RESTATED NONEXECUTIVE EMPLOYEE STOCK
                                   OPTION PLAN

                                 I. INTRODUCTION

        1.1. Purposes. The purposes of this THQ Inc. Second Amended and Restated Nonexecutive Employee Stock Option Plan (the "Plan") maintained by THQ Inc., a Delaware corporation (the "Company"), are (i) to align the interests of the Company's stockholders and its eligible employees by increasing the proprietary interest of such employees in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining employees of the Company and (iii) to motivate eligible employees to act in the long-term best interests of the Company and its stockholders.

        1.2. Certain Definitions.

        "Administrator" shall mean the Board or a delegate of the Board, to the extent then authorized to administer the Plan pursuant to Section 1.3 hereof.

        "Agreement" shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

        "Board" shall mean the Board of Directors of the Company.

        "Cause" shall mean the occurrence of any of the following, as determined by the Administrator: (i) the failure, neglect or refusal of an Optionee to perform his or her regularly assigned employment duties (including, without limitation, Optionee's inability to perform such duties as a result of alcohol or drug use, chronic alcoholism or drug addition), (ii) any willful, intentional or grossly negligent act by an Optionee having the effect of materially injuring the interest, business or reputation of the Company, any of its parents, subsidiaries or affiliates or any division that an Optionee may manage, (iii) willful misconduct by an Optionee, including insubordination, in respect of the duties or obligations of the Optionee under the Optionee's employment with the Company, (iv) the violation or failure by an Optionee to comply in any material respect with the Company's published rules, regulations or policies, as in effect from time to time, (v) the Optionee's commission of a felony or misdemeanor involving moral turpitude, fraud, theft or dishonesty (including entry of a nolo contendere plea), or (vi) any misappropriation or embezzlement of the property of the Company or its affiliates (whether or not a misdemeanor or felony).

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Common Stock" shall mean the common stock, $.01 par value, of the Company.

        "Company" shall have the meaning set forth in Section 1.1.

        "Corporate Transaction" shall mean (i) any consolidation or merger of the Company, other than (A) any merger or consolidation with any Subsidiary of the Company or (B) any

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merger or consolidation resulting in the holders of the capital stock of the
Company immediately prior to such consolidation or merger entitled to vote for the election of directors holding, directly or indirectly, a majority of the capital stock of the surviving or resulting entity entitled to vote for the election of directors, (ii) any sale or issuance or series of sales and/or issuances of Common Stock by any holders thereof (excluding an initial public offering) which result in any person or entity or group of affiliated persons and entities (other than the stockholders of the Company as of the original issuance date of the first Option awarded under this Plan) owning, directly or indirectly, a majority of the capital stock of the Company entitled to vote for the election of directors, or (iii) any sale or other disposition by the Company of all or substantially all of its assets, other than to one or more Subsidiaries of the Company.

        "Disability" shall mean the inability of an Optionee substantially to perform his or her duties and responsibilities for the Company, as determined in the sole discretion of the Administrator, for a period of at least 90 days in any 365-day period.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" shall mean, as of any date, the value of a share of Common Stock determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal;

            (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

            (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

        "Mature Shares" shall mean previously-acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

        "Option" shall mean an option to purchase shares of Common Stock which is granted under the Plan.

        "Optionee" shall mean a person to whom an Option is granted under the Plan.

        "Performance Measures" shall mean the criteria and objectives, established by the Administrator and set forth in an Agreement, which shall be satisfied or met as a condition to the


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exercisability of all or a portion of an Option. Such criteria and objectives may include, without limitation, one or more of the following: the achievement of business plan objectives, the attainment of individual sales or other performance goals, the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on equity, earnings of the Company, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing.

        "Subsidiary" shall mean any corporation, limited liability company, partnership, association or other business entity of which the Company, or any other Subsidiary, has the voting power to elect a majority of such entity's board of directors or analogous governing body.

        "Tax Date" shall have the meaning set forth in Section 3.5.

        1.3. Administration. This Plan shall be administered by the Board, except to the extent the Board delegates some or all of its administrative duties hereunder to a committee of the Board or to one or more executive officers of the Company, as the Board deems appropriate. The Administrator shall, subject to the terms of this Plan, select the eligible persons for participation in the Plan and determine the form, amount and timing of each award to such persons, and the exercise price associated with the award, the time and conditions of exercise of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Board may, in its sole discretion and for any reason at any time take action such that any or all outstanding Options shall become exercisable in part or in full. The Administrator shall, subject to the terms of this Plan, interpret the Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

        No person serving as Administrator shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and each person serving as Administrator shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Certificate of Incorporation and/or By-laws, and under any directors' and officers' liability insurance that may be in effect from time to time.

        1.4. Eligibility. Participants in this Plan shall consist of such employees of the Company and its Subsidiaries as the Administrator in its sole discretion may select from time to time; provided, however, that no executive officer of the Company shall be eligible to participate in this Plan. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary. The Administrator's selection of a person to participate in this Plan at any time shall not require the Administrator to select such person to participate in the Plan at any other time.

        1.5. Shares Available. Subject to adjustment as provided in Section 3.7, the maximum number of shares of Common Stock available for awards under the Plan shall be 1,428,000 shares, reduced by the sum of the aggregate number of shares of Common Stock which become


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subject to outstanding Options. No more than 20% of such maximum number of shares shall be available for awards to employees of the Company who are corporate officers, but not executive officers, of the Company and no more than 15% of such maximum number of shares shall be available for awards to employees who are officers, but not corporate officers, or general managers of a Subsidiary or division of the Company. To the extent that shares of Common Stock subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan.

        Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

                             II. STOCK OPTION AWARDS

        2.1. Granting of Stock Option Awards. The Administrator may, in its discretion, grant Options to purchase shares of Common Stock to such eligible employees as may be selected by the Administrator. Each Option shall be a nonqualified stock option--that is, an option that is not an incentive stock option under Section 422 of the Code.

        2.2. Terms and Conditions of Awards. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Administrator shall deem advisable:

               (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an Option and the purchase price per share of Common Stock purchasable upon exercise of the Option shall be determined by the Administrator; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, or, in the case of a newly-hired employee, on the first day of employment.

               (b) Option Period and Exercisability. The period during which an Option may be exercised shall be determined by the Administrator. The Administrator may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an Option or to the exercisability of all or a portion of an Option. The Administrator shall determine whether an Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

        (c) Method of Exercise. An Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either
        (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares


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        having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise (if the Common Stock has been registered under the Exchange Act and is publicly traded) or (D) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the Option and (ii) by executing such documents as the Company may reasonably request. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

        2.3. Termination of Employment or Service.

               (a) All of the terms relating to the exercise, cancellation or other disposition of an Option upon a termination of employment with the Company of the holder of such Option, whether by reason of Disability, retirement, death or any other reason, shall be determined by the Administrator.

               (b) Unless otherwise provided in the Agreement relating to an Option, if the Optionee's employment terminates for any reason other than Cause, Disability or death, the Option may thereafter be exercised, only to the extent it is exercisable at the time of such termination, by the Optionee until and including the earlier to occur of (i) the date which is 90 days after the effective date of the Optionee's termination of employment and (ii) the expiration date of the Option.

               (c) Unless otherwise provided in the Agreement relating to an Option, if the Optionee's employment with the Company terminates by reason of Disability or death, the Option may thereafter be exercised, only to the extent it is exercisable at the time of such termination, by the Optionee or the Optionee's legal representative or similar person until and including the earlier to occur of (i) the date which is one year after the effective date of the Optionee's termination of employment and (ii) the expiration date of the Option.

               (d) Unless otherwise provided in the Agreement relating to an Option, if the Optionee's employment with the Company is terminated by the Company for Cause, the Option shall terminate automatically on the effective date of the Optionee's termination of employment.

               (e) Unless otherwise provided in the Agreement relating to an Option, if the Optionee dies during the period set forth in Section 2.3(b) following termination of employment for a reason other than Cause, or during the period set forth in Section 2.3(c) following termination of employment by reason of Disability, the Option may thereafter be exercised by the Optionee's legal representative or similar person, to the extent it is exercisable at the time of death, until and including the earlier to occur of (i) the date which is one year after the date of death and (ii) the expiration date of the Option.


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               (f) If the Optionee breaches a covenant set forth in any
        employment, noncompetition, nonsolicitation, confidentiality, inventions or similar agreement between the Optionee and the Company at any time, the Option shall terminate automatically upon such breach.

                                  III. GENERAL

        3.1. Effective Date and Term of Plan. This Plan shall be effective as of June 8, 2000. This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

        3.2. Amendments. The Board may amend this Plan as it shall deem advisable. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

        3.3. Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No Option may be exercised unless an Agreement evidencing such Option has been executed by the Optionee.

        3.4. Non-Transferability of Awards. Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, shall be null and void.

        3.5. Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or
(ii) the holder may satisfy any such obligation by any of the following means:
(A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash


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which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise (if the Common Stock has been registered under the Exchange Act and is publicly traded) or (E) any combination of (A), (B), (C) and (D), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

        3.6. Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. The Company may also require that any shares of Common Stock purchased pursuant to the exercise of an option awarded hereunder shall be subject to repurchase by the Company upon such terms and conditions prescribed by the Company and that certificates evidencing such shares bear a legend indicating such repurchase rights.

        3.7. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding Option and the purchase price per security shall be appropriately adjusted by the Administrator, such adjustments to be made without an increase in the aggregate purchase price. The decision of the Administrator regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the exercise of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the exercise price of such award.

        3.8. No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.


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        3.9. Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security. Any rights of such person as a stockholder of record shall be subject to any restrictions set forth in a stockholders agreement, the Agreement or any other agreement between the Company and such person.

        3.10. Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

               IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer as of March 6, 2002.

                                      THQ INC.


                                      By:  /s/  Brian J. Farrell
                                         ---------------------------------------
                                          Brian J. Farrell
                                          President, Chief Executive Officer and
                                          Chairman of the Board



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